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                                                news

                                        RE:     Tefron Ltd.
                                                Ind. Center Teradyon
                                                P.O. Box 1365
                                                Misgav 20179
                                                Israel
                                                (NYSE:  TFR)

AT THE COMPANY                          AT INVESTOR RELATIONS LTD.
--------------                          --------------------------

Asaf Alperovitz                         Roni Gavrielov
Chief Financial Officer
+972-4-9900803                          +972-3-5167620
Fax: +972-4-9900054                     Fax: +972-3-5167619


             TEFRON LTD. ANNOUNCES POSTPONEMENT OF ISRAELI OFFERING
                DUE TO HEALTH CONDITION OF ISRAELI PRIME MINISTER

MISGAV, ISRAEL, JANUARY 5, 2006 -- Tefron Ltd. (NYSE:TFR; TASE: TEFRON), one of the world's leading producers of seamless intimate apparel and active wear, announced today, that due to the uncertainty in the Israeli public market as a result of the health condition of the Prime Minister of Israel, the public auction in Israel relating to Tefron's contemplated underwritten offering to the public in Israel had been postponed from today to a yet-undetermined date in the near future. Tefron will announce when a date for the Israeli public auction is set.

The securities offered have not been and will not be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Tefron manufactures boutique-quality everyday seamless intimate apparel, active wear and swim wear sold throughout the world by such name-brand marketers as Victoria's Secret, Nike, The Gap, Banana Republic, Target, Warnaco/Calvin Klein, Patagonia, Reebok and El Corte Englese, as well as other well known retailers and designer labels. The company's product line includes knitted briefs, bras, tank tops, boxers, leggings, crop, T-shirts, nightwear, bodysuits, swim wear, beach wear and active-wear. The Company's Healthcare Division manufactures and sells a range of textile healthcare products.


THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE COMPANY'S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. THESE FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, FLUCTUATIONS IN PRODUCT DEMAND, ECONOMIC CONDITIONS AS WELL AS CERTAIN OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED.